SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

________________________________________________________________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 16, 2007

Quest Diagnostics Incorporated
1290 Wall Street West
Lyndhurst, NJ 07071
(201) 393-5000

001-12215
(Commission file number)

Delaware
(State of Incorporation)

16-1387862
(I.R.S. Employer Identification Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On April 16, 2007, Quest Diagnostics Incorporated (the “Company”) announced that it has signed a definitive agreement to acquire AmeriPath, Inc. in an all cash transaction valued at approximately $2 billion, including approximately $770 million in debt at closing.

The transaction is expected to be completed during the second quarter of 2007 and is subject to the satisfaction of customary conditions, including regulatory clearance. The acquisition is expected to have minimal impact to the Company’s 2007 earnings per share and be modestly accretive to 2008 earnings per share, before anticipated charges related to the transaction.

The Company intends to pay for the transaction, and to refinance AmeriPath’s existing debt and the debt from the HemoCue acquisition completed earlier this year with the proceeds of a new $1 billion one-year bridge loan and a new five-year $1.5 billion term loan, both committed to be underwritten by Morgan Stanley. The bridge loan is expected to be refinanced shortly after the closing.

Item 9.01. Financial Statements and Exhibits

c.           Exhibit

99.1                     Press release of Quest Diagnostics Incorporated dated April 16, 2007 announcing it has signed a definitive agreement to acquire AmeriPath, Inc.

Signature

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2007
QUEST DIAGNOSTICS INCORPORATED

	By:	/s/ LEO C. FARRENKOPF, JR.
Leo C. Farrenkopf, Jr.
Vice President